Exhibit 99.1

Blue World Acquisition Corporation Postponed the Extraordinary General Meeting

to Approve the Business Combination with TOYO Solar Pending

A Post-Effective Amendment to The Registration Statement

New York, April 15, 2024 (GLOBE NEWSWIRE) -- Blue World Acquisition Corporation (“Blue World”) (NASDAQ: BWAQ) today announced that it postponed the extraordinary general meeting (the “Extraordinary General Meeting”) pending the Post-Effective Amendment (as defined below) in connection with the proposed business combination (the “Business Combination”) between Blue World and Vietnam Sunergy Cell Company Limited, a Vietnamese company (“TOYO Solar”).

Prior to the Extraordinary General Meeting, TOYO Co., Ltd, a Cayman Islands exempted company and the parent of TOYO Solar (“PubCo”) intends to file with the U.S. Securities and Exchange Commission (the “SEC”) and make available to Blue World’s shareholders, a post-effective amendment to the Registration Statement on Form F-4 of PubCo, as amended (File No. 333-277779) (the “Registration Statement,” and such amendment, the “Post-Effective Amendment”), which includes the proxy statement, as amended (the “Proxy Statement,” and such amendment, the “Proxy Statement Amendment”). The Post-Effective Amendment will include financial statements of TOYO Solar as of and for the year ended December 31, 2023.

The Business Combination continues to progress and is expected to be completed after the Extraordinary General Meeting, subject to the satisfaction of all other closing conditions. Following the completion of the Business Combination, the combined company will operate as TOYO Co., Ltd and is expected to be listed on the Nasdaq Capital Market under the ticker “TOYO.”

Extraordinary General Meeting Originally Scheduled on April 23, 2024 Is Postponed

In anticipation of filing of the Post-Effective Amendment with the SEC, Blue World has postponed the Extraordinary General Meeting originally scheduled to be held on April 23, 2024, at 9:00 a.m., Eastern Time and will discard the votes previously received accordingly. After the Post-Effective Amendment is declared effective by the SEC, Blue World will mail the Proxy Statement Amendment when available to its shareholders as of a record date established for voting on the proposed Business Combination and recollect the vote on the proposals as provided in the Proxy Statement Amendment. Blue World’s shareholders are advised to carefully read the Proxy Statement Amendment before making any voting or investment decision.

In connection with the postponement of the Extraordinary General Meeting, Blue World will return redemption requests previously received, if any, and postpone acceptance of redemption request until the mailing of the Proxy Statement Amendment. Blue World will instruct new deadline for delivery of redemption requests from Blue World’s public shareholders to its transfer agent as provided in the Proxy Statement Amendment. If you have questions regarding the certification of your position or delivery of your shares, please contact:

Continental Stock Transfer & Trust Company

1 State Street 30th Floor

New York, NY 10004-1561

E-mail: spacredemptions@continentalstock.com

Blue World’s shareholders who have questions regarding the postponement of the Extraordinary General Meeting or the impact on the votes casted, or would like to request documents may contact Blue World’s proxy solicitor, Advantage Proxy, Inc., at (877) 870-8565, or banks and brokers can call (206) 870-8565, or by email at ksmith@advantageproxy.com.

About Blue World Acquisition Corporation

Blue World Acquisition Corporation is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.

About TOYO Solar

TOYO Solar is an early-stage company incorporated in November 2022 to separate the solar cell and module production business from Vietnam Sunergy Joint Stock Company, a majority-owned subsidiary of Fuji Solar Co., Ltd, a Japanese company, whose major shareholder is Abalance Corporation, a Japanese company publicly traded on the Tokyo Stock Exchange. TOYO Solar is committed to becoming a reliable full service solar solutions provider in the United States and globally, integrating the upstream production of wafer and silicon, midstream production of solar cell, downstream production of photovoltaic (PV) modules, and potentially other stages of the solar power supply chain. TOYO Solar has completed the phase 1 construction of a cell plant in Phu Tho Province, Vietnam with a designed annual capacity of 3GW, which has commenced commercial production since October 2023. The phase 2 construction is expected to commence in the second half of 2024, the completion of which is expected to extend TOYO Solar’s annual solar cell production capacity to a total of 6GW. Notably, TOYO Solar’s affiliated company, Vietnam Sunergy Joint Stock Company, is a well-established PV module producer in the United States and Southeast Asia as evidenced by its inclusion in Bloomberg NEF’s Tier 1 Solar Market List since 2019.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and section 21E of the U.S. Securities Exchange Act of 1934 (“Exchange Act”) that are based on beliefs and assumptions and on information currently available to Blue World, TOYO Solar and/or PubCo. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Any statements that refer to expectations, projections or other characterizations of future events or circumstances, including the consummation of the transactions under the business combination agreement, projections of market opportunity and market share, the capability of TOYO Solar’s business plans including its plans to expand, the sources and uses of cash from the proposed Business Combination, the anticipated enterprise value of the combined company following the consummation of the proposed Business Combination, any benefits of TOYO Solar’s partnerships, strategies or plans as they relate to the proposed Business Combination, anticipated benefits of the proposed Business Combination and expectations related to the terms and timing of the proposed Business Combination are also forward-looking statements. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Although each of Blue World, TOYO Solar and PubCo believes that it has a reasonable basis for each forward-looking statement contained in this press release, each of Blue World, TOYO Solar and PubCo cautions you that these statements are based on a combination of facts and factors currently known and projections of the future, which are inherently uncertain. These filings may identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. None of Blue World, TOYO Solar or PubCo can assure you that the forward-looking statements in this press release will prove to be accurate. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, the ability to complete the transactions due to the failure to obtain approval from Blue World’s shareholders or satisfy other closing conditions in the business combination agreement, the occurrence of any event that could give rise to the termination of the business combination agreement, the ability to recognize the anticipated benefits of the transactions, the amount of redemption requests made by Blue World’s public shareholders, costs related to the transactions, the impact of the global COVID-19 pandemic, the risk that the transaction disrupts current plans and operations as a result of the announcement and consummation of the transactions, the outcome of any potential litigation, government or regulatory proceedings and other risks and uncertainties, including those to be included under the heading “Risk Factors” in Blue World’s Annual Report on Form 10-K filed with the SEC on September 28, 2023 (the “Form 10-K”), Blue World’s final prospectus dated January 31, 2023 filed with the SEC (the “Final Prospectus”) related to Blue World’s initial public offering, Blue World’s Proxy Statement dated March 28, 2024 filed with the SEC and the amendments thereto in connection with the proposed Business Combination and in its subsequent quarterly reports on Form 10-Q and other filings with the SEC. There may be additional risks and uncertainties to be disclosed in the Proxy Statement Amendment, or that none of Blue World, TOYO Solar or PubCo presently know or that Blue World, TOYO Solar and PubCo currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by Blue World, TOYO Solar, PubCo, their respective directors, officers or employees or any other person that Blue World, TOYO Solar and PubCo will achieve their objectives and plans in any specified time frame, or at all. The forward-looking statements in this press release represent the views of Blue World, TOYO Solar and PubCo as of the date of this press release. Subsequent events and developments may cause those views to change. However, while Blue World, TOYO Solar and PubCo may update these forward-looking statements in the future, there is no current intention to do so, except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing the views of Blue World, TOYO Solar or PubCo as of any date subsequent to the date of this press release.

No Offer or solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transactions and does not constitute an offer to sell or a solicitation of an offer to buy any securities of Blue World, TOYO Solar or PubCo, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

Important Additional Information Regarding the Transactions Filed With the SEC

In connection with the proposed Business Combination, PubCo filed with the SEC the Registration Statement on Form F-4, which includes the Proxy Statement containing information about the proposed Business Combination, and the Registration Statement was declared effective on March 26, 2024. PubCo intends to file with the SEC a Post-Effective Amendment, and Blue World will mail the Proxy Statement Amendment/Post-Effective Amendment when available. This press release does not contain all the information that should be considered concerning the proposed Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the transactions. Blue World’s shareholders and other interested persons are advised to read, when available, the Proxy Statement/prospectus and the amendments thereto and the Proxy Statement/prospectus and other documents filed in connection with the proposed Business Combination, as these materials will contain important information about TOYO Solar, PubCo, Blue World and the proposed Business Combination. When available, the Proxy Statement Amendment and other relevant materials for the proposed Business Combination will be mailed to shareholders of Blue World as of a record date established for voting on the proposed Business Combination. Such shareholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus, the Proxy Statement Amendment/Post-Effective Amendment and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to Blue World Acquisition Corporation, 244 Fifth Avenue, Suite B-88, New York, NY 10001, Attention: Liang Shi, Chief Executive Officer.

Participants in the Solicitation

PubCo, TOYO Solar, Blue World and their respective directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Blue World’s shareholders in connection with the proposed Business Combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of Blue World’s shareholders in connection with the proposed Business Combination are set forth in PubCo’s Registration Statement on Form F-4, including a proxy statement/prospectus.

Investors and security holders may obtain more detailed information regarding the names and interests in the proposed Business Combination of Blue World’s directors and officers in Blue World’s filings with the SEC and such information is also in the Registration Statement filed with the SEC by PubCo, which includes the proxy statement/prospectus for the proposed Business Combination.

Contact Information:

Liang (Simon) Shi

Chairman and Chief Executive Officer

Email: liang.shi@zeninpartners.com

Tel: (646) 998-9582

Investor Relations:

Jingwen Zhu

Associate

Email: jingwenzhu@zeninpartners.com

Tel: 86 13671834329

3